Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

ATOUR LIFESTYLE HOLDINGS LIMITED

(adopted by a special resolution passed on September 1, 2021)

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ATOUR LIFESTYLE HOLDINGS LIMITED

(adopted by a special resolution passed on September 1, 2021)

1	The name of the Company is ATOUR LIFESTYLE HOLDINGS LIMITED.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member's shares.

5	The share capital of the Company is US$300,000 divided into 3,000,000,000 ordinary shares of par value US$0.0001 each, consisting of 2,900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares of par value of US$0.0001 each with power for the Company insofar as is permitted by law and , to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (As Revised) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ATOUR LIFESTYLE HOLDINGS LIMITED

(adopted by a special resolution passed on September 1, 2021)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Chairman”	means the chairman of the board of Directors.

“Charter Documents”	has the same meaning as in the Shareholders Agreement.

“Class A Ordinary Shares”	means the Class A ordinary shares in the capital of the Company with a par value of US$0.0001 each having such rights and subject to such restrictions as set out in the Articles.

“Class B Ordinary Shares”	means the Class B ordinary shares in the capital of the Company with a par value of US$0.0001 each having such rights and subject to such restrictions as set out in the Articles.

“Class A Shareholder(s)”	means the holder(s) of Class A Ordinary Share(s).

“Class B Shareholder(s)”	means the holder(s) of Class B Ordinary Share(s).

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

“Company Restricted Person”	means, at any relevant time of determination, (i) any Person and its Affiliates taken as a whole whose business is similar to or in direct competition with the business engaged by any Group Company (i.e. the business of investment, operation and management of hotels, lodging, serviced apartment, including without limitation to operation, management and franchise of hotels or service in connection to the brand of “Atour”, “Atour Light” and other apartments), or (ii) any Affiliate of any of the Persons in (i) above. For the avoidance of doubt, the Person in direct competition with the business engaged by any Group Company shall be referred to those Person whose target market and target client are similar to those of the Group Companies.

“Control”	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Directors”	means the directors for the time being of the Company.

“Investor Director”	has the same meaning as in the Shareholders Agreement.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOP”	means any stock option plan or equity incentive plan adopted by the Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

“Founders”	means Wang Haijun, Rui Xining and Chen Jun.

“Founder Holdcos”	means SEA PEARL WORLDWIDE HOLDING LIMITED, ENGINE HOLDINGS LIMITED, LI REAL LIMITED.

“Founder Holder(s)”	means SEA PEARL WORLDWIDE HOLDING LIMITED, ENGINE HOLDINGS LIMITED, LI REAL LIMITED.

“Group Companies”	means collectively the Company, the Major Subsidiaries (as defined in the Shareholders Agreement) and any other entity whose financial statements are consolidated with those of the Company in accordance with the IFRS or US GAAP and are recorded on the books of the Company for financial reporting purposes (each a “Group Company”).

“Investors”	has the same meaning as in the Shareholders Agreement.

“Dehui”	means 上海德晖朵远企业管理咨询中心(有限合伙).

“Ctrip”	means TRIP.COM TRAVEL SINGAPORE PTE. LTD.

“Legend”	means 上海印奈企业管理合伙企业(有限合伙).

“Ikaria”	means Ikaria Hotel Investment Holding Limited.

“Key Holders”	means the Founders and the Founder Holdcos.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Shares”	means the ordinary shares of US$0.0001 par value per share in the capital of the Company, including the Class A Ordinary Shares and Class B Ordinary Shares.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Qualified IPO”	means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or on Hong Kong Stock Exchange, or another internationally recognized stock exchange.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

“Permitted Transferee(s)”	has the same meaning as in the Shareholders Agreement.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Restructuring Documents”	has the same meaning as in the Shareholders Agreement.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Shanghai Atour”	means Shanghai Atour Business Management Group Co., Ltd. (上海亚朵商业管理(集团)股份有限公司).

“Shareholder”	means a Person holding any Share(s).

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Shareholders Agreement”	means the Shareholders Agreement dated as of February 8, 2021 by and among, inter alia, the Company, Shanghai Atour, Key Holders and other relevant parties as listed therein

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Transfer”	means directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise grant any interest or right with respect to the interest.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Warrants”	means any warrant issued or to be issued by the Company from time to time, pursuant to which the Company shall issue certain amount of Class A Ordinary Shares to the holder of such warrant upon the exercise of such warrant, subject to terms and conditions therein.

“Warrant Holder(s)”	means holder(s) of Warrant.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	"shall" shall be construed as imperative and "may" shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)	the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

1.3	Notwithstanding anything to the contrary in the Articles or the Shareholders Agreement, solely for the purposes of the Articles, if applicable, each Warrant Holder shall be deemed to be a Class A Shareholder owning that number of Class A Ordinary Shares, as set forth in the applicable Warrant, to be issued to such Warrant Holder assuming the exercise by such Warrant Holder of the applicable Warrant, and such Class A Ordinary Shares shall be deemed to be issued and outstanding solely for such purposes, as applicable.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum and the Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	The Directors may not decline to register any transfer of shares unless such registration of transfer would be contrary to any provisions in the Memorandum, other provisions of these Articles (including but not limited to Article 8), the Statute, or any other agreement binding on the Company or the transferor (including but not limited to the Shareholders Agreement). If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) business days after receipt of a request for such transfer, providing a detailed explanation of the reason therefor.

7.2	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

8	Restriction on Transfers

8.1	Subject to Articles 8.2 and 8.3 below, none of the Shareholders shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise grant any interest or right with respect to all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such Shareholder.

8.2	Notwithstanding anything to the contrary, Engine Holdings Limited and Li Real Limited may freely Transfer up to 24,000,000 Shares in aggregate owned or held by it to Ctrip or Legend or any Person designated by it without any limitation. The Company shall update its Register of Members upon the consummation of any such permitted Transfer.

8.3	Without the prior written approval of Founder Holdcos, none of the Shareholders may Transfer all or any Equity Securities of the Company now or hereafter owned or held by such Shareholder to a Company Restricted Person.

8.4	Each existing or replacement certificate and the Register of Members representing the Equity Securities of the Company issued or hereafter issued shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

The Company may annotate its Register of Members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to Shareholders Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend. In order to ensure compliance with the terms of Shareholders Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

8.5	Subject to the requirements of applicable law, the restrictions under this Article 8 shall not apply to (a) any sale or insurance of Equity Securities of the Company under or pursuant to a Qualified IPO, (b) Transfer of any Equity Securities of the Company now or hereafter held by any Founder Holdco or the beneficial owner thereof to such Founder Holder’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Founder Holder or such Founder Holder’s parents, children, spouse for bona fide estate or tax planning purposes (as applicable), and (c) Transfer of any Equity Securities of the Company now or hereafter held by an Founder Holder pursuant to any equity incentive, purchase or participation plan that is duly approved pursuant to Shareholders Agreement or the Memorandum and these Articles; provided, that (i) such Transfer is effected in compliance with all applicable laws, (ii) such Transfer will not result in a change of Control of the Company, and (iii) respecting any transfer pursuant to clauses (b) and (c) above, each such Permitted Transferee shall assume the obligations of such Founder Holder under the Shareholders Agreement with respect to the transferred Equity Securities.

8.6	Unless otherwise provided in the Shareholders Agreement, the provisions under this Article 8 shall terminate immediately prior to the consummation of a Qualified IPO.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

9	Redemption, Repurchase and Surrender of Shares

9.1	Subject to the provisions of the Statute, the Articles, and the Memorandum, shares may be issued on the terms that they are, or at the option of the Company, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

9.2	Subject to the provisions of the Statute, the Articles, and the Memorandum, the Company may redeem, purchase or otherwise acquire its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

9.3	The Directors may accept the surrender for no consideration of any fully paid Share.

10	Treasury Shares

10.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

10.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11	Variation of Rights of Shares

11.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least two-third (2/3) of the issued Shares of that class or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

11.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

11.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

12	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

13	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute or the Shareholders Agreement) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

14	Lien on Shares

14.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

14.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

14.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under the Articles.

14.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

15	Call on Shares

15.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium),and each Member shall (subject to receiving at least fourteen clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

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15.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

15.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

15.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

15.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

15.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

15.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

15.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

16	Forfeiture of Shares

16.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

16.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

16.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

16.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

16.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

17	Transmission of Shares

17.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

17.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

17.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

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18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	Subject to and in so far as permitted by the provisions of the Statute and the Articles, the Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to and in so far as permitted by the provisions of the Statute and the Articles, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

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19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3	The Directors may call general meetings, and they shall on a Members' requisition forthwith proceed to convene an extraordinary general meeting of the Company.

20.4	A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

20.5	The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

20.6	If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

20.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

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21	Notice of General Meetings

21.1	At least five clear days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

21.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Proceedings at General Meetings

22.1	No business shall be transacted at any general meeting unless a quorum is present. A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the holders of more than fifty percent (50%) of the outstanding shares of the Company, provided always that if the Company has one (1) Member of record the quorum shall be that one (1) Member present in person or by proxy.

22.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5	The Chairman of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

22.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7	The Chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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22.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9	At any general meeting a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members or on a show of hands. Unless otherwise required by the Statute or the Articles, such requisite majority shall be a simple majority of votes cast.

23	Votes of Members

23.1	Subject to any rights or restrictions attached to any Shares, every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder. Notwithstanding anything to the contrary in the Articles, holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company, and each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company.

23.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

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23.7	On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24	Proxies

24.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3	The Chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the Chairman, shall be invalid.

24.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the

Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

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26	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27	Directors

27.1	There shall be a board of Directors consisting of a maximum of nine (9) persons, unless otherwise approved in accordance with the Statute.

Up to nine (9) Directors in the board of the Company shall be elected in the manner set out in Section 2.2 of the Shareholders Agreement and no director elected pursuant to Section 2.2 of the Shareholders Agreement may be removed from office unless the person(s) or entity(ies) originally entitled to designate or approve such Director or occupy such board seat approves in writing or is no longer so entitled to designate or approve such Director or occupy such board seat. Any vacancies created by the resignation, removal or death of a Director shall be filled pursuant to the provisions of Section 2.2 of the Shareholders Agreement.

27.2	The Director of the Company may only be appointed and removed as provided in the Articles and the Shareholders Agreement.

27.3	Subject to the provisions of the Articles and the Shareholders Agreement, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

27.4	Subject to the provisions of the Articles and the Shareholders Agreement, the Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed.

28	Powers of Directors

28.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2	The board of Directors, with a majority of the affirmative votes of the Directors of the Company, shall have the right to decide: (i) the appointment or removal of, and approval of the remuneration package for the chief executive office (the “CEO”) of the Company; (ii) the adoption of the ESOP, and number of Shares to be reserved under such ESOP. The CEO shall have the right to decide, among other things, the implementation of the ESOP, including but not limited to the scope of the optionees, the number of options to be issued to the optionees and the relevant date of the implementation of the ESOP.

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28.3	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.4	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retireme nt to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.5	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	the Chairman of the board shall have the right to decide at his/her sole discretion that for the best interest of the Company any individual designated or appointed pursuant to the Articles and the Shareholders Agreement shall not or is inappropriate to serve as a Director. Under such circumstance, the Member appointing or designating such individual shall appoint or designate another individual to the board. For the avoidance of doubt, the Chairman of the board has the right to exercise such right until a suitable Director is appointed to the board by a Shareholder.

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30	Proceedings of Directors

30.1	Except as otherwise provided by these Articles or the Shareholders Agreement, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than one (1) meeting every fiscal year. Unless otherwise requested by the Statute or these Articles, questions arising at any meeting shall be decided by a majority of the votes of the Directors and alternate Directors, the vote of an alternate Director not being counted if his appointor be present at such meeting.

30.2	The quorum necessary for the transaction of the business of the Directors shall be more than half of Directors than in office, including at least one (1) Investor Director, PROVIDED ALWAYS (i) a Director and his appointed alternate Director being considered only one (1) person for this purpose, and (ii) if there shall at any time be only a sole Director the quorum shall be one (1). For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. A notice which includes the business to be determined at the board meeting, the proposed date and revenue of the board meeting shall be sent to the Directors at least ten (10) days prior to the applicable board meeting. Only the business outlined in such notice to the Directors shall be determined at the meeting.

30.3	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.6	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

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31	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

33	Delegation of Directors' Powers

33.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.3	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

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34	Alternate Directors

34.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

34.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

34.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

34.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36	Remuneration of Directors

37	The Company will promptly pay or reimburse each non-employee board member for all reasonable out-of-pocket expenses (with respect to transportation and accommodation, to the extent such expenses incurred for transportation and accommodation in the PRC) incurred in connection with its attending board or committee (as applicable) meetings.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

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39	Dividends, Distributions and Reserve

39.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.

39.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

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40	Capitalisation

Subject to the Articles, the Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effectiv e and binding on all concerned.

41	Books of Account

41.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

41.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43	Notices

43.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

43.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

43.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

44	Winding Up

44.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company's issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company's issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544

45.2	The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Pers on was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute, the Articles, and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

www.verify.gov.ky File#: 267830	Filed: 08-Sep-2021 09:00 EST Auth Code: A82874295544